UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

SPHERE 3D CORP.

(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

243 Tresser Blvd, 17th Floor
Stamford, Connecticut, United States 06901
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	ANY	Nasdaq Capital Market
Common Shares Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2026, Sphere 3D Corp., a corporation incorporated under the laws of Ontario (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named thereto (collectively, the “Purchasers”), providing for the private placement (the “Private Placement”) to the Purchasers of an aggregate of 1,666,661 units (collectively, the “Units”), each Unit consisting of (i) one common share of the Company, no par value (a “Common Share”), and (ii) one warrant to purchase one Common Share (the “Warrant”), for aggregate proceeds of approximately $5.0 million (or $3.00 per Unit). The closing of the Private Placement occurred on September 11, 2026 (the “Closing Date”). The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Each Warrant has an exercise price of $3.50 per Common Share, is immediately exercisable, expires five years from the date of issuance, and is subject to customary adjustments.

The Warrants contain beneficial ownership limitations pursuant to which a Warrant may not be exercised to the extent that, after giving effect to the exercise, the holder, together with its affiliates and attribution parties, would beneficially own Common Shares in excess of the beneficial ownership limitation applicable to such holder, which may be 4.99%, 9.99% or 19.99%. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company, provided that the limitation may not exceed 19.99% and any increase will not become effective until the 61st day following delivery of such notice.

The Warrants generally may be exercised only for cash. If all of the Warrants are exercised for cash, the Company would expect to receive additional gross proceeds of approximately $5.8 million.

Certain affiliates of the Company, including the Company’s Chairman of the Board of Directors and the Chief Executive Officer, participated in the Private Placement and subscribed for an aggregate of 333,332 Units for aggregate gross proceeds of approximately $1.0 million.

Pursuant to the Purchase Agreement, for a six month period commencing on the Closing Date (the “Lock-Up Period”), the Purchasers, subject to limited exceptions, may not directly or indirectly offer, sell, contract to sell, pledge, lend, transfer or otherwise dispose of the Common Shares, Warrants or the Common Shares underlying the Warrants (the “Warrant Shares”) beneficially owned by them, or enter into certain hedging or similar transactions that transfer the economic consequences of ownership of such securities (the “Lock-Up”). The Warrants may be exercised during the Lock-Up Period, but any Warrant Shares issued upon exercise will remain subject to the Lock-Up until the expiration of the Lock-Up Period.

The securities issued to the Purchasers under the Purchase Agreement were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption based in part on representations made by the Purchasers, including that each Purchaser is either an “accredited investor,” as defined in Rule 501(a) under the Securities Act, or a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

The sale of the securities pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In addition, securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or an available exemption from applicable prospectus requirements. Neither this Current Report on Form 8-K nor the exhibits attached hereto constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein or therein.

On the Closing Date, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the U.S. Securities and Exchange Commission, no later than 181 days after the Closing Date, a registration statement on Form S-3 covering the resale of the Common Shares issued in the Private Placement and the Warrant Shares. Subject to the terms of the Registration Rights Agreement and the transfer restrictions contained in the Purchase Agreement, including the Lock-Up, the Company agreed to use its reasonable best efforts to cause the registration statement to become effective as promptly as possible after its filing.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release announcing the pricing of the Private Placement as well as other certain business updates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act, except to the extent such other filing specifically incorporates such information by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of September 8, 2026, by and between Sphere 3D Corp. and the purchasers party thereto.
10.2	Form of Common Share Warrant.
10.3	Registration Rights Agreement, dated as of September 11, 2026, by and among Sphere 3D Corp. and the purchasers party thereto.
99.1	Press Release dated September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2026

SPHERE 3D CORP.

By:	/s/ Joel Block
Joel Block
Chief Executive Officer

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